UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Koppers Holdings Inc. (“Holdings”) filed a Current Report on Form 8-K on April 13, 2018 (the “Original Form 8-K”) to report (i) the entrance by Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Holdings, into the Second Amendment and Joinder (the “Second Amendment”) to the Credit Agreement, dated February 17, 2017 with certain lenders, the guarantors party thereto, PNC Bank, National Association, as administrative agent, and the other agents party thereto, as previously amended by the First Amendment to Credit Agreement, dated February 26, 2018 (the “Credit Agreement”); and (ii) the entrance by Koppers into and the closing of the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) by and among Koppers, Cox Industries, Inc., a South Carolina corporation (“Cox”), each of the shareholders of Cox (the “Selling Shareholders”), and R. Michael Johnson, as the shareholder representative.  Pursuant to Item 9.01(a)(4) of Form 8-K, this Amendment No. 1 to Form 8-K is being filed to amend and supplement the Original Form 8-K to include the required historical financial statements of Cox and the related pro forma financial information not later than 71 calendar days after April 13, 2018, the date that the initial Current Report on Form 8-K was required to have been filed to report the completion of the merger with Cox.  Except as provided herein, this Amendment No. 1 effects no other changes to the Original Form 8-K.

Item 2.01.Completion of Acquisition or Disposition of Assets.

On April 10, 2018, pursuant to the Merger Agreement, a wholly-owned subsidiary of Koppers merged with and into Cox, with Cox surviving the merger as a direct wholly-owned subsidiary of Koppers (the “Acquisition”).  Effective May 25, 2018, Cox is now known as Koppers Utility and Industrial Products Inc. Cox and its subsidiaries are engaged in the business of manufacturing and distributing outdoor wood products for the commercial, industrial, and utility markets. The Acquisition was previously announced by Holdings in its Current Report on Form 8-K filed on April 13, 2018.

The Merger Agreement closed for an aggregate cash purchase price of approximately $200 million (the “Purchase Price”).  The Purchase Price reflects estimated closing-date adjustments and is subject to certain post-closing adjustments.  The Merger Agreement specifies that both Koppers and the Selling Shareholders will file a 338(h)(10) tax election that will allow Koppers to establish a new tax basis for the assets acquired and receive increased cash tax benefits through future tax amortization.  The Purchase Price was funded by borrowings under the Credit Agreement, as more fully described in the Current Report on Form 8-K filed on April 13, 2018.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Merger Agreement and the transactions contemplated by the Merger Agreement.  The foregoing description of the Merger Agreement and the Acquisition is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as an exhibit to Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The required historical financial statements of Cox and the related pro forma financial information are contained herein under Item 9.01 of the Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The following audited combined carve-out financial statements of Cox Industries, Inc. – Industrial Group and Brokerage Group as of and for the years ended December 31, 2017 and 2016 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A and incorporated in their entirety herein by reference.

Cox Industries, Inc. – Industrial Group and Brokerage Group

Independent Auditor’s Report

Combined Carve-Out Financial Statements for the years ended December 31, 2017 and 2016:

Combined Carve-Out Balance Sheets

Combined Carve-Out Statements of Income and Comprehensive Income

Combined Carve-Out Statements of Changes in Invested Equity

Combined Carve-Out Statements of Cash Flows

Notes to Combined Carve-Out Financial Statements

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed combined financial information and related notes are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated in their entirety herein by reference.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2017

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number

23.1	Consent of Elliott Davis, LLC, Independent Auditors for Cox Industries, Inc. - Industrial Group and Brokerage Group

99.1	Audited Combined Carve-Out Financial Statements of Cox Industries, Inc. - Industrial Group and Brokerage Group for the years ended December 31, 2017 and 2016

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2017, and the related Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2018

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer